UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, AL		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

ADTRAN, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 9, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected eight directors to serve a one year term expiring at the 2019 Annual Meeting of Stockholders (Proposal 1); (ii) approved, on an advisory basis, the executive compensation policies of the Company, as well as the compensation of the named executive officers (Proposal 2); and, (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2018 (Proposal 3). The voting results for these proposals are presented in the tables below:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Thomas R. Stanton	38,091,919	1,306,492	3,779,695
H. Fenwick Huss	39,124,393	274,018	3,779,695
William L. Marks	39,106,125	292,286	3,779,695
Gregory J. McCray	39,280,206	118,205	3,779,695
Anthony J. Melone	39,253,466	144,945	3,779,695
Balan Nair	37,026,741	2,371,670	3,779,695
Jacqueline H. Rice	39,251,824	146,587	3,779,695
Kathryn A. Walker	39,305,205	93,206	3,779,695

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
38,659,258	704,746	34,407	3,779,695

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018

For	Against	Abstain
42,426,160	738,235	13,711

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 10, 2018.

ADTRAN, Inc.
(Registrant)

By:/s/ Roger D. Shannon
Roger D. Shannon
Senior Vice President of Finance,
Chief Financial Officer,

Corporate Treasurer and Secretary

(Principal Financial Officer)